ELEVENTH AMENDMENT TO LOAN AGREEMENT

This Eleventh Amendment to Loan Agreement is made and entered into effective November 9, 2012, by and between U.S. Bank National Association, a national banking association, with an address of 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117-5308 (“Lender”) and Daktronics, Inc., a South Dakota corporation, with an address of 201 Daktronics Drive, Brookings, South Dakota 57006 (“Borrower”).

RECITALS:

A.    Lender and Borrower entered into a Loan Agreement dated October 14, 1998, and Borrower executed and delivered to Lender a Revolving Note dated October 14, 1998, in the original principal sum of $15,000,000.00.

B.    The Loan Agreement and Revolving Note were amended by an Amendment to Loan Agreement and a Modification of Promissory Note, each dated November 30, 1999, an Amendment to Loan Agreement and a Modification of Promissory Note, each dated December 8, 2000, a Third Amendment to Loan Agreement and Revolving Note dated June 20, 2002, a Fourth Amendment to Loan Agreement and Revolving Note dated December 2, 2003, a Fifth Amendment to Loan Agreement and Revolving Note dated October 1, 2005, a Sixth Amendment to Loan Agreement and a Renewal Revolving Note, each dated January 23, 2007, a Seventh Amendment to Loan Agreement and an Amendment to Renewal Revolving Note, each dated April 28, 2008, an Eighth Amendment to Loan Agreement and a Renewal Revolving Note, each dated November 4, 2009, a Ninth Amendment to Loan Agreement and a Renewal Revolving Note, each dated October 28, 2010, and a Tenth Amendment to Loan Agreement and a Renewal Revolving Note, each dated November 15, 2011.

C.    Pursuant to the Eighth Amendment to Loan Agreement and the Renewal Revolving Note dated November 4, 2009, the loan amount was changed to $35,000,000.00 (the "Revolving Loan").

D.    Lender and Borrower mutually wish to renew and amend the Revolving Note (pursuant to a Renewal Revolving Note dated even date herewith), and to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender covenant and agree as follows:

1.    The following definitions in Section 1.1 of the Loan Agreement are amended and restated as follows:

“Revolving Loan Maturity Date”: November 15, 2013.

“Revolving Note”: The Renewal Revolving Note dated November 9, 2012, along with any amendments, renewals, or extensions thereof.

2.     Section 2.1 of the Loan Agreement is amended and restated as follows:

Section 2.1    Revolving Loan. Upon the terms and subject to the conditions hereof, Lender agrees to make available a revolving loan (the "Revolving Loan") to Borrower in the principal amount of Thirty-five Million and No/100 Dollars ($35,000,000.00). Borrower may obtain advances, prepay and obtain new advances under the Revolving Loan.

Borrower may request and Lender, in its sole discretion, may issue as part of the Revolving Loan, letters of credit in a total amount not to exceed $15,000,000.00. Letters of credit not exceeding a total amount of $5,000,000.00 may have an expiration date of no later than November 15, 2014 and letters of credit not exceeding $500,000.00 may have an expiration date of no later than November 15, 2015. Otherwise, all letters of credit will expire on or before November 15, 2013. The amount available to be borrowed under the Revolving Loan will be correspondingly reduced by the face amount of all letters of credit issued. Notwithstanding any agreement to the contrary, Lender will have no obligation to issue any letter of credit, or to amend, extend, renew or replace any letter of credit, unless it is in form and substance acceptable to Lender.

3.    The following Section 2.4 is added to the Loan Agreement:

Section 2.4    Yield Protection. Lender may notify Borrower that events or conditions have occurred that may result in increased costs to Lender or reductions in amounts to be received by Lender (the "Event Notice").  Once the amount of the increased costs or reductions in amounts to be received is determined, Lender may give Borrower notice thereof (the "Payment Notice") and, within 30 days of the Payment Notice, Borrower shall pay Lender such additional amount or amounts as will compensate Lender for such increased costs or reduction in amounts to be received.  Borrower shall not be required to compensate Lender pursuant to this paragraph for any increased costs or reductions suffered prior to the date that Lender sends Borrower the Event Notice.

4.    Section 8.5 of the Loan Agreement is amended and restated to read as follows:

Section 8.5     Successors and Assigns; Disposition of Loans. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and assigns, except that Borrower may not assign its rights or delegate its obligations under this Agreement without the prior written consent of Lender. Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Loans to banks or other financial institutions, without any restriction on the type of assignee or participant to whom Lender may transfer its interest. Any assignment or participation by Lender is not subject to Borrower's consent. Lender may provide information to prospective transferees in advance of a transfer without Borrower's consent or other restriction.

5.    Except as modified herein, all the terms and conditions of the Loan Agreement, including previous amendments thereto, will remain in full force and effect.

6.    Borrower acknowledges that the Loan Agreement and related Loan Documents are and will remain the legal and binding obligation of Borrower, free of any claim, defense, or offset.

BORROWER:
DAKTRONICS, INC.

By: /s/ James B. Morgan
James B. Morgan, Its Chief Executive Officer

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Its Chief Financial Officer

LENDER:
U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph E. Marsh
Joseph E. Marsh, Its Senior Vice President

STATE OF SOUTH DAKOTA )
: SS
COUNTY OF BROOKINGS )

On this the 9th day of November, 2012, before me personally appeared James B. Morgan, known to me to be the Chief Executive Officer, and Sheila M. Anderson, known to me to be the Chief Financial Officer, of Daktronics, Inc., the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Linda M. Karlstad
Notary Public - South Dakota

My Commission Expires:	November 21, 2016
(seal)

STATE OF SOUTH DAKOTA )
     : SS
COUNTY OF MINNEHAHA )

On this the 9th day of November, 2012, before me personally appeared Joseph E. Marsh, known to me to be a Senior Vice President of U.S. Bank National Association, the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Jean Thomas
Notary Public - South Dakota

My Commission Expires:	October 5, 2017
(seal)

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